UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to section 13 or 15(d) of
               the Securities exchange act of 1934


Date of Report (Date of earliest event reported): October 27, 1997
                                                 ----------------


                        fonix corporation
---------------------------------------------------------------------------
     (Exact name of registrant as specified in its charter)



                            Delaware
---------------------------------------------------------------------------
 (State or other jurisdiction of incorporation or organization)


         0-23862                                   22-2994719
---------------------------          ------------------------------------
  (Commission file number)             (I.R.S. Employer Identification No.)



   1225 Eagle Gate Tower, 60 East South Temple Street
   Salt Lake City, Utah                                        84111
 --------------------------------------------------------------------------
  (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code: (801) 328-0161



                               Not Applicable
---------------------------------------------------------------------------
       (Former name or former address, if changed since last report)

ITEM 5.   OTHER EVENTS

     In June 1997, the Company entered into a Convertible Debenture
Purchase Agreement (the "Agreement") whereby an unrelated investment entity (the "Investor") agreed to purchase up to an aggregate principal amount of $10,000,000 of the Company's Series B 5% Convertible Debentures (the "Debentures"). The Debentures were due June 18, 2007, were to bear interest at 5% per annum and were to be convertible into shares of the Company's common stock at anytime after issuance at the holder's option. Under terms of the Agreement, the Debentures were to be purchased in three payments.
The first payment of $3,000,000 was made to the Company on June 18, 1997, in return for which the Company issued a corresponding principal amount of Debentures to the Investor. The second and third payments of $3,000,000 and $4,000,000, respectively, were to be paid to the Company at specified times and upon written notice, provided that the Company's market capitalization is in excess of $200,000,000 and other conditions were met. The Debentures were convertible into shares of the Company's common stock at the lesser of $6.81 per share or the average of the per share market value for the five trading days immediately preceding the conversion date multiplied by 90% for any conversion on or prior to the 120th day after the original issue date and 87.5% for any conversion thereafter. As part of the same transaction, the Company also issued to the Investor a warrant
(the "Initial Debenture Warrant") to purchase up to 250,000 shares of common stock at any time prior to June 18, 2002, at the exercise price of $8.28 per share. Additionally, the Company entered into a registration rights agreement with the investor under which the Company is contractually obligated to take steps to register the common stock issuable upon conversion of the Debentures and exercise of the Initial Debenture Warrant. The registration statement was filed with the Securities and Exchange Commission on July 16, 1997. The Company covenanted in the debentures and the warrant to reserve out of its authorized and unissued shares of common stock no less than that number of shares that would be issuable upon the conversion of the debentures and any interest then payable on the debentures and the exercise of the warrant.

     Subsequent to June 18, 1997, all of the Debentures issued upon the Investor's initial $3,000,000 payment were converted into shares of the Company's common stock according to the formula described above.

     Effective September 30, 1997, before the Investor had paid any additional investment amounts under the Agreement, the Company and the Investor entered into a written amendment agreement (the "Amendment Agreement") which modified the Agreement such that, rather than issuing additional Debentures upon payment of any additional amounts by the Investor, the Company would issue shares of its Convertible B Convertible Preferred Stock (the "Series B Preferred") having conversion rights essentially identical to the Debentures. Each share of the Series B Preferred has a "stated value" of $20 on which the Company is obligated to pay interest in cash or shares of its common stock, at the Company's option, at the rate of 5% per annum. In consideration for the Investor's agreement to enter into the Amendment Agreement, upon closing thereof, and as part of the same transaction, the Company issued to the Investor warrants (the "Modification Warrants") to purchase up to (i) 175,000 shares of Common Stock on the Closing Date, (ii) 10,000 shares of Common Stock 6 months from the Closing Date for (a) every 50,000 shares of Series B Preferred and (b) Underlying Shares then held by the Purchaser having an aggregate per share market value of $1,000,000, and (iii) 30,000 shares of Common Stock 12 months from the Closing Date for (a) every 50,000 shares of Series B Preferred and (b) Underlying Shares having an aggregate per share market value of $1,000,000. The Modification Warrants shall have a per share exercise price equal to 125% of the average price per share of Common Stock for the 5 Trading Days immediately preceding the date of issuance, and shall have a term of 5 years from the date of issuance.

     Also effective September 30, 1997, the Company entered into a Convertible Preferred Stock Purchase Agreement (the "Series C Agreement") with another investor (the "Series C Investor"). Pursuant to the Series C Agreement, the Series C Investor agreed to purchase, and the Company agreed to issue and sell, a total of 187,500 shares of the Company's Series C 5% Preferred Stock (the "Series C Preferred"), each share having a stated value of $20 per share for an aggregate purchase price of U.S. $3,750,000. As part of the same transaction, the Company will issue to the Series C Investor warrants (the "Series C Warrants") to purchase up to 200,000 shares of the Company's common stock at any time after the issuance of the Series
C Warrants at a per share exercise price that represents 125% of the average market price as determined in accordance with the terms of the Series C Agreement and as of the date of issuance, and which Series C Warrants shall expire three (3) years from the date of issuance.

     In connection with the foregoing transactions, the which will be discussed in more detail in the Company's forthcoming Quarterly Report on Form 10-Q for the period ended September 30, 1997, the Company hereby files the accompanying actual and pro forma financial information.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Unaudited Actual and Pro Forma Balance Sheet of fonix corporation as of September 30, 1997.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      fonix corporation



                        By:          /s/ Roger D. Dudley
                             --------------------------------------
                                      Roger D. Dudley
                                      Executive Vice President


                        By:          /s/ Douglas L. Rex
                             --------------------------------------
                                      Douglas L. Rex
                                      Chief Financial Officer
                                      (Principal Accounting Officer)



Date: October 27, 1997
                             fonix corporation
                       [A Development Stage Company]

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                    ASSETS

                                                                                   Actual          Pro Forma
                                                                                September 30,     September 30,
                                                                                    1997              1997
                                                                               --------------    --------------
Current assets:
     Cash and cash equivalents                                                 $  19,967,309     $  22,467,309
     Notes receivable                                                                250,000           250,000
     Interest receivable                                                                -                 -
     Prepaid assets                                                                  156,861           156,861
     Stock subscription receivable                                                 3,794,500         3,794,500
                                                                               --------------    --------------
          Total Current Assets                                                    24,168,670        26,668,670

Equipment, net of accumulated depreciation of $315,727 and $80,232                 1,669,848         1,669,848

Intangible assets, net of accumulated amortization of $6,459 and $3,107              125,755           125,755

Other assets                                                                          49,332            49,332
                                                                               --------------    --------------
                                                                               $  26,013,605     $  28,513,605
                                                                               ==============    ==============

                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                                          $     348,801     $     348,801
     Accrued expenses                                                                811,081           811,081
     Convertible debenture                                                              -                 -
     Accrued expenses - related party                                                406,765           406,765
     Notes payable - related party                                                   760,000           760,000
     Notes payable                                                                19,729,995        19,729,995
                                                                               --------------    --------------

          Total Current Liabilities                                               22,056,642        22,056,642
                                                                               --------------    --------------
Stockholders' equity:
     Preferred stock                                                                      46                59
     Common stock                                                                      4,229             4,229
     Additional paid-in capital                                                   30,880,040        33,713,360
     Paid-in capital in excess of par value-preferred stock                        6,596,519         6,721,519
     Accumulated deficit                                                         (33,523,871)      (33,982,204)
                                                                               --------------    --------------
          Total stockholders' equity                                               3,956,963         6,456,963
                                                                               --------------    --------------
                                                                               $  26,013,605     $  28,513,605
                                                                               ==============    ==============

The pro forma September amounts include the issuance of 125,000 shares of preferred stock for $2,500,000 to an Investor under an agreement closed 10/29/97